Exhibit 10.11

TO BE EXECUTED AT CLOSING OF BUSINESS COMBINATION

PROMISSORY NOTE

$[●]	[●]

Southland Holdings, Inc. and its successors and assigns (the “Maker”) promises to pay to the order of [●] (the “Payee”) the principal sum of [●] ($[●]) in lawful money of the United States of America, together with interest on the unpaid principal balance of this Note, on the terms and conditions described below.

1. Payment. The principal balance of this Note, together with all interest accrued thereon, shall be repayable on [●] (the “Maturity Date”); provided however that Maker agrees to make mandatory prepayments on this Note (which shall first be applied to accrued interest and then to principal) from time to time in amounts equal to fifteen percent (15%) of the gross proceeds received by the Maker from any equity lines, forward purchase agreements or other equity financings consummated by Maker prior to the Maturity Date. Such prepayments shall be made directly to Payee at the closing of any such financing. Maker may make partial or whole prepayments at any time prior to the Maturity Date.

2. Interest. Interest shall compound and accrue on the unpaid principal balance of this Note at an annual rate equal to eight percent (8%) until the principal amount of, and all accrued interest on, this Note has been paid in full. If this Note is not repaid on the Maturity Date or such earlier date as to which the repayment obligation may be accelerated pursuant to Section 6, the rate of interest applicable to the unpaid principal amount shall be adjusted to fifteen percent (15%) per annum from the Maturity Date (or such earlier date if the obligation to repay this Note is accelerated) until the date of repayment; provided, that in no event shall the interest rate exceed the Maximum Rate (defined below). If it is determined that, under the laws relating to usury applicable to Maker or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by Maker in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest rate shall be lowered to the Maximum Rate.

3. Conversion. On the Maturity Date, the Payee may, in its sole and absolute discretion, convert all or part of the outstanding principal and/or accrued interest of this Note into shares of common stock of the Maker (the “Conversion Shares”) at a per share conversion price equal to 90% of the volume weighted average price of a share of common stock of the Maker for the five trading days immediately prior to the Maturity Date (the “Conversion Price”); provided, however, that Maker shall not be required to issue, and the Payee may not elect to convert the principal and/or accrued interest of this Note into, an aggregate number of Conversion Shares that would exceed the maximum number of shares of common stock permitted to be issued without a vote of Maker’s stockholders under applicable listing rules, unless the Maker’s stockholders have approved such issuance in accordance with the applicable listing rules. The Payee shall provide the Maker with a written notice of the amount of the principal and/or accrued interest of this Note it wants to convert at least two business days prior to the Maturity Date (with any remaining principal and accrued interest to be paid in lawful money of the United States, by wire transfer, to the account of Payee as designed by Payee in the written notice of conversion). This Note does not entitle the Payee to any voting rights or other rights as a stockholder of the Maker except upon conversion of this Note (if at all). The Payee hereby represents and warrants that the Payee is, and at the time of conversion of this Note into Conversion Shares (if at all), the Payee will be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

4. Collection Costs; Application of Payments. In the event this Note is turned over to an attorney for collection, the Maker agrees to pay all reasonable costs of collection, including reasonable attorney’s fees and expenses and all out-of-pocket expenses incurred by the Payee in connection with such collection efforts. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any accrued, unpaid interest and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following shall constitute Events of Default:

5.1 Failure to Make Required Payments. Failure by Maker to pay the principal of or accrued interest on this Note within five (5) business days following the date when due (either at the Maturity Date or the date of any mandatory prepayment).

5.2 Bankruptcy, Etc. The filing, as to the Maker, (i) of an involuntary petition which is not dismissed within sixty (60) consecutive days; or (ii) of a voluntary petition under the provisions of the Federal Bankruptcy Code or any state statute for the relief of debtors or the Maker shall make a general assignment for the benefit of creditors.

5.3 Change of Control. The consummation of any transaction as a result of which the current equity holders of Maker own less than fifty percent (50%) of the equity interests of Maker after the transaction.

5.4 Sale of Assets. The consummation of a transaction resulting in the sale of all or substantially all of the assets of Maker or by any Maker’s primary operating subsidiaries.

6. Remedies. Upon the occurrence of an Event of Default specified in Section 5, the unpaid principal balance of, all accrued, unpaid interest thereon, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Waivers. Maker waives presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment.

8. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, or (iv) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Southland Holdings, Inc.
[●]

Attention: [●]
Email: [●]

If to Payee:

[●]
[●]

Attention: [●]
Email: [●]

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iii) the date reflected on a signed delivery receipt, or (vi) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

9. Governing Law. This Note will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York without regard to the principles of conflict of laws. The Maker hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) waives trial by jury and (iv) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Maker further agrees to accept and acknowledge service or any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York.

10. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Benefit. This Note shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

IN WITNESS WHEREOF, the Maker hereby executes this Note on the day and year first above written.

Southland Holdings, Inc.

By:
Name:	[●]
Title:	[●]

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